UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2014, the term of Dr. Roger M. Higley, DDS, a director of DCP Holding Company (the “Company”) since 2000, expired at the 2014 annual meeting of shareholders (the “2014 Annual Meeting”). Roger Higley did not stand for re-election to the Board of Directors due to the director age limit of 75 years of age that was previously implemented by the Board of Directors. Roger Higley served on the Company’s Audit and Clinical Affairs committees.

Also on April 23, 2014, a new director nominee, Dr. Ron L. Poulos, DDS was elected to the Board of Directors of the Company at the 2014 Annual Meeting. The committee(s) of the Board on which Dr. Ron Poulos initially will serve have not been determined as of the time of this filing on Form 8-K. Dr. Poulos will participate in the standard non-management director compensation arrangements described in the Company’s proxy statement for its 2014 Annual Meeting.

Dr. Ron L. Poulos, DDS has been engaged in the private practice of pediatric dentistry in Cincinnati, Ohio since 1998. Dr. Poulos became a board certified pediatric dentist in 2001. He is an active member of the American Academy of Pediatric Dentistry, the American Dental Association, the Ohio Dental Association and the Cincinnati Dental Society. In addition, Dr. Poulos has been the Treasurer of the Cincinnati east side dental study club since 2005 and was a board member of the Childrens’ Dental Care Foundation from 2006 through 2012. Dr. Poulos has been an Associate member of the Finance Committee of the Company since 2011.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on April 24, 2013. At the meeting, the shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2016 annual meeting of shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his or her successor is elected and qualified, or until his or her earlier resignation. The table below indicates the votes for, votes withheld and abstentions with respect to the election of the seven nominees.

	For	Withheld	Absentions
Michael J. Carl, DDS	3,877	528	0
Anthony A. Cook, MBA, MS	3,817	528	0
James T. Foley	3,853	552	0
David A. Kreyling, DMD	3,877	528	0
James E. Kroeger, MBA, CPA	3,877	528	0
Donald J. Peak, CPA	3,889	516	0
Ron L. Poulos, DDS	3,913	492	0

The shareholders also voted on an advisory proposal to approve the compensation paid to the Company’s Named Executive Officers, as described in certain sections of the Company’s proxy statement for the meeting. The table below indicates the votes for and the votes against the proposal as well as the number of abstentions and non-votes.

	For	Against	Absentions	Non-Vote
Advisory Vote on Executive Compensation	2,465	801	717	422

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: May 2, 2014	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer